Exhibit 4.E

                         STOCK OPTION AGREEMENT UNDER
                         1990 LONG-TERM INCENTIVE PLAN
                              (Incentive Option)


      This AGREEMENT made this     day of          , 19   by and between Ford
Motor Company, a Delaware corporation (the "Company"), and
                                      (the "Optionee"), WITNESSETH:

      WHEREAS, the Optionee is now employed by the Company, or one of its subsidiaries, in a responsible capacity and the Company desires to provide an incentive to the Optionee, to encourage the Optionee to remain in the employ of the Company or of one or more of its subsidiaries and to increase the Optionee's interest in the Company's long-term success; and as an inducement thereto the Company has adopted the 1990 Long-Term Incentive Plan (the "Plan"), to be administered by the Compensation and Option Committee (the "Committee"), and has determined to grant to the Optionee the option herein provided for;

      NOW, THEREFORE, IT IS AGREED BETWEEN THE PARTIES as follows:

      Subject to the terms and conditions set forth herein, in the Plan, in the "Terms and Conditions of Stock Option Agreement" attached hereto (the "Terms and Conditions") and in any rules and regulations established by the Committee pursuant to the Plan (all of which are incorporated by reference into this Agreement as though set forth in full herein), the Company hereby grants to the Optionee the right and option to purchase from the Company up to, but
not exceeding in the aggregate,    shares of the Company's Common Stock of the
par value of $1.00 per share ("Stock"), at a price of           per share (the
"Option").

      The Optionee agrees to remain in the employ of the Company or of one or more of its subsidiaries for a period ending on the later of (a) the date one year from the date of this Agreement or (b) one year from the latest date to which the Optionee is obligated to remain in such employ under any option granted to the Optionee under the Plan or any Stock Option Plan of the Company or under any amendment to any such option; provided, however, that, if the second or third paragraph of Article 2 of the Terms and Conditions shall apply to the Optionee, such period shall be limited to six months from the date of this Agreement; and provided, further, that nothing contained herein or in the Terms and Conditions shall restrict the right of the Company or any of its subsidiaries to terminate the employment of the Optionee at any time, with or without cause. The term "Company" as used in this Agreement and in the Terms and Conditions with reference to employment shall include subsidiaries of the Company. The term "subsidiary" as used in this paragraph shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by the Company.

      The Option is intended to be an incentive stock option.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


AUTHENTICATED                          FORD MOTOR COMPANY
as of the above date


By                                     By
- -----------------------------          ----------------------------
  Employee Relations Staff



                                       By
                                       ----------------------------
                                                Optionee

                             TERMS AND CONDITIONS
                                      OF
                            STOCK OPTION AGREEMENT
                              (Incentive Option)

      1. The Option may not be exercised prior to the date one year from the date of the Stock Option Agreement of which these terms and conditions are a part (the "Agreement"). Thereafter, the Option may be exercised in installments as follows:

                  (a) Beginning on the date one year from the date of the Agreement, the Option may be exercised to the extent of 25% of the shares originally covered thereby;

                  (b) Beginning on the date two years from the date of the Agreement, the Option may be exercised to the extent of an additional 25% of the shares originally covered thereby;

                  (c) Beginning on the date three years from the date of the Agreement, the Option may be exercised to the extent of an additional 25% of the shares originally covered thereby;

                  (d) Beginning on the date four years from the date of the Agreement, the Option may be exercised to the extent of an additional 25% of the shares originally covered thereby;

                  (e) To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part; and

                 (f) The Option may not be exercised for less than the greater of (i) 50 shares or (ii) 5% of the shares originally covered thereby, except that the Option may be exercised for the balance of the shares at the time purchasable pursuant to the Option;

all subject to the Agreement of these terms and conditions and any rules and regulations established by the Committee pursuant to the Plan.

      2. Except as provided in the three paragraphs next following, if, prior to the date one year from the date of the Agreement, the Optionee's employment with the Company shall be terminated by the Company, with or without cause, or by the act, death, incapacity or retirement of the Optionee, the Optionee's right to exercise the Option shall terminate on the date of such termination of employment and all rights hereunder and under the Agreement shall cease.

      Notwithstanding the provisions of the next preceding paragraph, if the Optionee's employment with the Company shall be terminated by reason of retirement, release because of disability or death, and the Optionee had remained in the employ of the Company for at least six months following the date of the Agreement, and subject to the provisions of Article 3 hereof, all the Optionee's rights hereunder and under the Agreement shall continue in effect or continue to accrue until the date ten years after the date of the Agreement, subject, in the event of the Optionee's death during such ten-year period, to the provisions of the seventh paragraph of this Article and subject to any other limitation contained herein or in the Agreement on the exercise of the Option in effect at the date of exercise.

      Notwithstanding the provisions of the first paragraph of this Article, if the Optionee's employment with the Company shall be terminated under mutually satisfactory conditions, and the Optionee had remained in the employ of the Company for at least six months following the date of the Agreement, and subject to the provisions of Article 3 hereof, all the Optionee's rights hereunder and under the Agreement shall continue in effect or continue to accrue until the date three months after the date of such termination (but not later than the date ten years from the date of the Agreement), subject, in the event of the Optionee's death during such three-month period, to the provisions of the seventh paragraph of this Article and subject to any other limitation contained herein or in the Agreement on the exercise of the Option in effect at the date of exercise.

      Notwithstanding anything to the contrary set forth herein or in the Agreement, if the Optionee's employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a "Joint Venture" (as hereinafter defined)) of the division, operation or subsidiary in which the Optionee was employed or to which the Optionee was assigned, all the Optionee's rights under the Option shall continue in effect and continue to accrue until the date five years after the date of such termination (but not later than the date ten years from the date of grant of the Option), provided the Optionee shall satisfy both of the following conditions:

                  (a) the Optionee, at the date of such termination, had remained in the employ of the Company for at least three months following the grant of the Option, and

                  (b) the Optionee continues to be or becomes employed in such division, operation or subsidiary following such sale or other disposition and remains in such employ until the date of exercise of the Option (unless the Committee, or any committee appointed by it for the purpose, shall waive this condition (b)).

Upon termination of the Optionee's employment with such (former) division, operation or subsidiary following such sale or other disposition, any then existing right of the Optionee to exercise the Option shall be subject to the following limitations: (i) if the Optionee's employment is terminated by reason of disability, death or retirement with the approval of his or her employor, the Optionee's rights shall continue as provided in the preceding sentence with the same effect as if his or her employment had not terminated;
(ii) if the Optionee's employment is terminated by reason of discharge or voluntary quit, the Optionee's rights shall terminate on the date of such termination of employment and all rights under the Option shall cease; and
(iii) if the Optionee's employment is terminated for any reason other than a reason set forth in the preceding clauses (i) and (ii), the Optionee shall have the right, within three months after such termination, to exercise the Option to the extent that it or any installment thereof shall have accrued at the date of such termination and shall not have been exercised, subject in the case of any such termination to the provisions of Article 3 hereof and any other limitation on the exercise of the Option in effect at the date of exercise.
For purposes of this paragraph, the term "Joint Venture" shall mean any joint venture corporation or partnership, or comparable entity, in which the Company has a substantial equity interest.

      If, on or after the date one year from the date of the Agreement, the Optionee's employment with the Company shall be terminated for any reason except retirement, release because of disability, death, release because of a sale or other disposition of the division, operation or subsidiary in which the Optionee was employed or to which the Optionee was assigned, release under mutually satisfactory conditions, discharge, release in the best interest of the Company or voluntary quit, the Optionee shall have the right, within three months after such termination, to exercise the Option to the extent that it or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, subject to the provisions of
Article 3 hereof and any other limitation contained herein or in the Agreement on the exercise of the Option in effect at the date of exercise.

      If the Optionee's employment with the Company shall be terminated at any time by reason of discharge, release in the best interest of the Company or voluntary quit, the Optionee's right to exercise the Option shall terminate on the date of such termination of employment and all rights hereunder and under the Agreement shall cease.

      If the Optionee shall die within the applicable period specified in the second, third, fourth or fifth paragraph of this Article, the beneficiary designated pursuant to Article 6 hereof or, if no such designation is in effect, the executor or administrator of the estate of the decedent or the person or persons to whom the Option shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, within the same period of time as the period during which the Optionee would have been entitled to exercise the Option if the Optionee had not died, to exercise the Option (except that, if the fifth paragraph of this Article shall apply to the Optionee, the Option may be exercised only to the extent that it or any installment thereof shall have accrued at the date of death and shall not have been exercised, and except that the period of time within which the Option shall be exercisable following the date of the Optionee's death shall not be less than one year (unless the Option by its terms expires earlier)), subject to the provision that the Option shall not be exercised under any circumstances beyond ten years from the date of the Agreement and to any other limitation on the exercise of the Option in effect at the date of exercise.

     Notwithstanding anything to the contrary set forth in the Agreement or in these terms and conditions, the Option shall not be exercised on or after the date ten years from the date of the Agreement.

      3. Anything contained herein or in the Agreement to the contrary notwithstanding, the right of the Optionee to exercise the Option following termination of the Optionee's employment with the Company shall remain effective only if, during the entire period from the date of the Optionee's termination to the date of such exercise, the Optionee shall have earned out such right by (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any subsidiary thereof, and
(ii) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof.

      In the event of the Optionee's nonfulfillment of the condition set forth in the immediately preceding paragraph, the Optionee's right to exercise the Option shall cease; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of his or her employment) be waived in the following manner:

               (1) if the Optionee at any time shall have been subject to the reporting requirements of Section 16(a) of the Securities Exchange
      Act of 1934, as amended (the "Exchange Act") or the liability provisions of Section 16(b) of the Exchange Act (any such Optionee being hereinafter called a "Section 16 Person"), such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary thereof by reason of the nonfulfillment of such condition; and

               (2) if the Optionee shall not at any time have been a Section 16 Person, such waiver may be granted by the Committee (or any committee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

      Anything contained herein or in the Agreement to the contrary notwithstanding, the right of the Optionee to exercise the Option following termination of the Optionee's employment with the Company shall cease on and as of the date on which it has been determined by the Committee that the Optionee at any time (whether before or subsequent to termination of the Optionee's employment) acted in a manner inimical to the best interests of the Company. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof shall be governed by the four immediately preceding paragraphs of this Article and shall not be subject to any determination under this paragraph.

    4. Payment for any shares of Stock purchased upon exercise of the Option shall be made in full at the time of exercise. Such payment may be made in cash, by delivery of shares of Stock beneficially owned by the Optionee or by a combination of cash and Stock, at the election of the Optionee; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Optionee for a period of not less than six months prior to the date of such exercise. Any shares of Stock so delivered shall be valued at their fair market value on the date of such exercise.

       "Fair market value" shall mean the average of the highest price and the lowest price at which Stock shall have been sold regular way on the New York Stock Exchange on the date as of which such computation is to be made or, if no such sales shall have been made on such day, on the next preceding day on which there were such sales of Stock on such Exchange.

      The Optionee, from time to time during the period when the Option may by its terms be exercised, may exercise the Option in whole or in part by delivering to the Company: (i) a written notice signed by the Optionee stating the number of shares that the Optionee has elected to purchase at that time from the Company, and (ii) a check in an amount, or (in accordance with the two preceding paragraphs) shares of Stock having a value, equal to the purchase price of the shares then to be purchased, or a combination of shares of Stock and cash. The Committee, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, may require the Optionee to execute and file with it such evidence as it may deem necessary that the Optionee is acquiring any shares of Stock for investment and not with a view to their distribution.

      As soon as practicable after receipt by the Company of such notice, check and/or shares of Stock (if the Option is exercised in whole or in part) and such evidence of intent to acquire for investment as may be required by the Committee, the Company shall issue the appropriate number of shares in the name of the Optionee and deliver the certificate therefor to the Optionee.
The number of shares shall be adjusted appropriately, or other appropriate arrangements shall be made, for any taxes required to be withheld by federal, state or local law.

      5. As a condition of the granting of the Option, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of the Agreement or these terms and conditions shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the Agreement or of these terms and conditions shall be final and shall be binding and conclusive for all purposes.

      6. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and, during the Optionee's lifetime, is exercisable only by the Optionee or the Optionee's guardian or legal representative. Once transferred by will or by the laws of descent and distribution, the Option shall not be further transferable. Any transferee of the Option shall take the same subject to the terms and conditions set forth herein. No such transfer of the Option shall be effective to bind the Company unless the company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions set forth herein. No assignment or transfer of the Option, or of the rights represented thereby, other than as provided in this Article, shall best in the purported assignee or transferee any interest or right therein whatsoever.

       Notwithstanding anything to the contrary set forth herein, the Optionee may file with the Company a written designation of beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to exercise, in the event of the Optionee's death, the Option subject to the terms and conditions set forth herein and to receipt by the Company of such evidence as the Committee may deem necessary to establish the acceptance by the beneficiary or beneficiaries of the terms and conditions set forth herein. The Optionee shall be deemed to have designated as beneficiary or beneficiaries the person or persons who receive the Optionee's life insurance proceeds under the Company-paid Life Insurance Plan unless the Optionee shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries.
The Optionee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary by the Optionee shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to exercise the Option, the Committee may determine to recognize only an exercise by the legal representative of the Optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

     7. The Optionee, a beneficiary designated pursuant to Article 6 hereof or a transferee of the Option shall have no rights as a stockholder with respect to any share covered by the Option until such person shall have become the holder of record of such share, and, except as provided in Article 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date upon which such person shall become the holder of record thereof.

      8. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings whether of a similar character or otherwise.

      9. The shares covered by the Option are shares of Stock as presently constituted, but if, and whenever, prior to the delivery by the Company of all of the shares of Stock deliverable upon exercise of the Option, the Company shall effect the payment of a stock dividend on Stock payable in shares of Stock, a subdivision or combination of the shares of Stock, or a reclassification of Stock, the number and price of shares remaining under the Option shall be appropriately adjusted. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Except as hereinbefore expressly provided, (a) the issue by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, or (b) the payment of a stock dividend on any other class of the Company's stock, or (c) any subdivision or combination of the shares of any other class of the Company's stock, or (d) any reclassification of any other class of the Company's stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option.

     11. After any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of the Option to receive (subject to any required action by stockholders), in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation the Optionee had been a holder of record of a number of shares of Stock equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to the Optionee in the event of successive mergers or consolidations of the character described above. Anything contained herein or in the Agreement to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation in which the Company is not the surviving corporation, the Option shall terminate; but if a period of one year from the date of the Agreement shall have expired, the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise the Option in whole or in part to the extent it shall not have been exercised, without regard to the installment provisions of Article 1 hereof but subject to any other limitation contained herein or in the Agreement on the exercise of the Option in effect on the date of exercise. In the event of any other event affecting Stock, an appropriate adjustment shall be made in the number and price of shares remaining under, and other terms and provisions of, the Option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion, and such determination shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     12. Notwithstanding any of the other provisions of the Agreement or these terms and conditions, the Optionee agrees not to exercise the Option, and that the Company will not be obligated to issue any shares pursuant to the Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provisions of any law or regulation of any governmental authority. Any determination of the Committee in this connection shall be final and shall be binding and conclusive for all purposes. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or any regulation of any governmental authority.

    13. Every notice relating to the Agreement shall be in writing and shall be given by registered mail with return receipt requested. All notices to the Company shall be addressed to the Stock Option Administrator of the Company at its offices at Dearborn, Michigan. All notices by the Company to the Optionee shall be addressed to the current address of the Optionee as shown on the records of the Company. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at his or her last designated address shall be effective to bind any other person who shall acquire rights under the Agreement.

     14. Whenever the term "Optionee" is used in any provision of the Agreement or these terms and conditions under circumstances such that the provision should logically apply to any other person or persons designated as a beneficiary pursuant to the provisions of Article 6 hereof, or to whom the Option, in accordance with the provisions of Article 6 hereof, may be transferred, the term "Optionee" shall be deemed to include such person or persons.

    15. The Agreement has been made in and it and these terms and conditions shall be construed in accordance with the laws of the State of Michigan.



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